UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2019
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(844) 362-2566
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
In connection with Kelly Huang’s resignation from his position as President, Chief Executive Officer and member of the Board of Directors (the “Board”) of Obalon Therapeutics, Inc. (the “Company”), on May 29, 2012 the Company entered into a consulting agreement (the “Consulting Agreement”) with Dr. Huang pursuant to which Dr. Huang will serve as a consultant to the Company for an initial one-year term commencing on May 20, 2019 (the “Effective Date”), subject to continuation by the mutual agreement of Dr. Huang and the Company.
Under the Consulting Agreement, Dr. Huang will receive the following payments and benefits: (i) a monthly consulting fee of $39,583.33, (ii) company-paid continued healthcare coverage until the twelve-month anniversary of the Effective Date and (iii) each outstanding Company equity award held by Dr. Huang as of the Effective Date (each, a “Pre-Consulting Equity Award”) will remain outstanding and eligible to vest and, as applicable, become exercisable during the Consulting Period (based on Dr. Huang’s continued provision of consulting services thereafter rather than continued employment). These payments and benefits are subject to his timely execution and non-revocation of a general release of claims contained in the Consulting Agreement.
In the event that the Consulting Agreement and Dr. Huang’s consulting services are terminated prior to the expiration of the term of the Consulting Agreement either (i) by the Company without cause or (ii) by Dr. Huang in connection with his commencement of employment or other service with another company or organization, and provided that such subsequent employer provide prior written notice stating that Dr. Huang is not permitted to provide such services while Dr. Huang continues to provide us services under his Consulting Agreement, then, subject to his timely execution and non-revocation of a general release of claims, Dr. Huang will receive the following payments and benefits: (A) the remaining consulting fee that would have been payable for the period commencing on the termination date and ending on the twelve-month anniversary of the Effective Date, payable in a single lump sum on the 30th day following the termination date, (B) the continuation of company-paid healthcare coverage until the twelve-month anniversary of the Effective Date, (C) accelerated vesting of the portion of such Pre-Consulting Equity Awards that would have vested on or prior to the twelve-month anniversary of the Effective Date (assuming Dr. Huang provided continued services thereafter rather than continued employment) and (D) any vested Pre-Consulting Equity Awards that are stock options will remain exercisable for the remainder of the period commencing on the termination date and ending on the 12-month anniversary of the Effective Date (but in no event beyond the maximum term of the option).
The Consulting Agreement also requires Dr. Huang’s continued compliance with restrictive covenants included in Dr. Huang’s offer letter, retention agreement and employee invention assignment and confidentiality agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: May 31, 2019	By:	/s/ William Plovanic
William Plovanic
President and Chief Financial Officer